Exhibit A:

Mr. Graham also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $12.957 per share and (ii) an expiration date of May 31, 2028. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2019, 12,500 shares vested on May 31, 2020, 12,500 shares vested on May 31, 2021, and 12,500 shares vested on May 31, 2022.

Mr. Graham also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $13.291 per share and (ii) an expiration date of May 31, 2029. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2020, 12,500 shares vested on May 31, 2021, 12,500 shares vested on May 31, 2022, and 12,500 shares vested on May 31, 2023.

Mr. Graham also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $12.448 per share and (ii) an expiration date of May 31, 2030. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2021, 12,500 shares vested on May 31, 2022, 12,500 shares vested on May 31, 2023, and 12,500 shares vested on May 31, 2024.

Mr. Graham also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $47.00 per share and (ii) an expiration date of May 31, 2031. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2022, 12,500 shares vested on May 31, 2023, 12,500 shares vested on May 31, 2024, and 12,500 shares are scheduled to vest on May 31, 2025.

Mr. Graham also directly owns a director stock option to purchase 50,000 shares of Class A common stock with (i) an exercise price of $26.469 per share and (ii) an expiration date of May 31, 2032. Of the 50,000 shares subject to this option, 12,500 shares vested on May 31, 2023, 12,500 shares vested on May 31, 2024, 12,500 shares are scheduled to vest on May 31, 2025, and 12,500 shares are scheduled to vest on May 31, 2026.

Mr. Graham also directly owns a director stock option to purchase 7,610 shares of Class A common stock with (i) an exercise price of $30.163 per share and (ii) an expiration date of May 31, 2033. The 7,610 shares subject to this option vested on May 31, 2024.

Mr. Graham also directly owns a director stock option to purchase 1,390 shares of Class A Common Stock with (i) an exercise price of $152.449 per share and (ii) an expiration date of May 31, 2034. The 1,390 shares subject to this option are scheduled to vest on May 31, 2025.

Mr. Graham also directly owns restricted stock units with the contingent right to receive 980 shares of Class A Common Stock. These 980 shares are scheduled to vest on May 31, 2025.